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                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1996 Directors Stock Option Plan and the 1996 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated September 6, 1996 (except for Note 12 as to which the date is September 18, 1996), with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the fiscal year ended July 31, 1996 filed with the Securities and Exchange Commission.

                                     ERNST & YOUNG LLP

Palo Alto, California

November 22, 1996